EXHIBIT 10.5

                                 LOAN AGREEMENT

Lender:    Beijing Sande Technology (Holding) Co., Ltd.
Address:   No. 11 Shixing Street, Shijingshan Badachu, Hi-Tech Park,
           Beijing, China

Borrower:  American Metal Technology Group
Address:   600 Wilshire Blvd., Suite 1253, Los Angeles, CA 91801


WHEREAS in order to enable the Borrower to better plan for its production operation for fiscal year 2004 and the new investment projects of its subsidiary, American Metal Technology (Lang Fang) Co., Ltd. The Borrower hereby applies for a loan from the Lender.

NOW, THEREFORE, pursuant to mutual consultations, the Parties agree as follows:

1. TYPE OF LOAN:      Long-term Free interest loan.

2. AMOUNT OF LOAN: USD Six Hundred Thousand Dollars ($600,000.00).

3. LOAN PERIOD: The Loan shall be interest free and payable to an account designated by the Borrower. Loan period shall be from the date of this agreement till December 31, 2005 ("Maturation date"). The Borrower may apply for an extension by submit a written notification to the Lender 30 days prior to the Maturation date. The Lender promise to grant borrow the first right of refusal should the Borrower applies for an extension. If the Borrower didn't apply for extension, on the Maturation date, the Borrower shall remit full amount of this loan to a bank account designated by the Lender. There will be no penalty if the Borrower chooses to remit part or full capital of the loan prior to maturation.

4. WARRANTIES BY THE PARTIES:

(1). The Lender should wire the Loan into a bank account designated by the Borrower with the Washington Mutual Bank of Los Angles, California, United States. The bank account number is 094-440471-4.

(2) The Borrower should utilize the Loan according to the decisions on its application made by the Board of Directors. The Borrower should report to the Lender regularly with regard to the manner in which the Loan is applied.

5. PENALTY FOR DEFAULT: The Borrower should utilize the Loan according to the decisions of the Board of Directors. Otherwise, the Lender can terminate the Loan Agreement and call back the Loan.

6. ARBITRATION: Should any dispute arise from this Loan Agreement, both Parties shall resolve them through friendly negotiations, failing which, they should be submitted to the People's Court where the contract is signed, for solution.


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7. LAWS APPLICABLE: The relevant rules and laws of the State and the normal terms for a bank loan shall apply to such events in case they are not being covered by this Agreement.

8. MISCELLANEOUS: This Agreement shall become effective upon the date it is signed by the Parties. This Agreement shall be made in duplicate and each party shall retain one copy.


Lender:                                    Borrower:
(Beijing Sande Technology                  (American Metal Technology
(Holding) Co., Ltd.)                       Group)

Legal representative: /s/ Gao Chen         Legal Representative: /s/ Richard Lui


Address:                                   Address:


Telephone number:                          Telephone number:


Date:  August 15, 2004                     Date:  August 15, 2004